UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2013 (January 31, 2013)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Indenture

On January 31, 2013, the Company and its subsidiaries which guarantee its senior bank debt (the “Guarantors”) entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the issuance by the Company of $210.0 million aggregate principal amount of 6.25% Senior Subordinated Notes due 2021 (the “Notes”). The initial purchasers of the Notes are J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., HSBC Securities (USA) Inc. and RBS Securities Inc. Certain of the initial purchasers and their affiliates have performed, and may in the future perform, for the Company and its affiliates, various commercial banking, investment banking, financial advisory and other services, for which they have received and may in the future receive customary compensation and expense reimbursement. The Notes were sold in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear an interest rate of 6.25% per annum and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 2013. The Notes will mature on February 1, 2021. The Notes are unsecured senior subordinated obligations of the Company and are guaranteed on an unsecured senior subordinated basis by the Guarantors. The Notes and the guarantees thereof are subordinate in right of payment to all of the existing and future senior indebtedness of the Company and the Guarantors.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that limit the Company’s and the Guarantors’ ability, among other things, to incur additional indebtedness, guarantee indebtedness, pay dividends or make other distributions or repurchase or redeem the Company’s and the Guarantors’ capital stock, prepay, redeem or repurchase certain debt, issue certain preferred stock or similar equity securities, make loans and investments, incur liens, sell assets, enter into transactions with affiliates, enter into agreements restricting our subsidiaries’ ability to pay dividends, and consolidate, merge or sell substantially all of our assets. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after February 1, 2017. The redemption prices will be 103.125%, and 101.563% of the principal amount thereof if the redemption occurs during the 12-month periods beginning February 1 of the years 2017 and 2018, respectively, and 100% of the principal amount thereof on and after February 1, 2019, in each case plus accrued and unpaid interest to the applicable redemption date. In addition, prior to February 1, 2016, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings by the Company at a redemption price of 106.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy or insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of the amounts due under the Notes.

The foregoing description of the Indenture is included to provide you with a summary of its provisions. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement dated January 31, 2013 (the “Registration Rights Agreement”) among the Company, the Guarantors and J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., HSBC Securities (USA) Inc. and RBS Securities Inc., as the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, to use reasonable best efforts to register notes that have terms substantially the same as the Notes under the Securities Act of 1933, as amended, and effect an exchange offer shortly thereafter, or if required, to have one or more shelf registration statements declared effective within 180 days after the issue date of the Notes. The Company will have to pay additional interest on the Notes if the exchange offer registration statement is not declared effective by the Securities and Exchange Commission (“Commission”) and the exchange offer is not completed or, if required, any such shelf registration statement is not declared effective by the Commission within 180 days after the issue date of the Notes, or if certain other conditions contained in the Registration Rights Agreement are not satisfied.

The foregoing description of the Registration Rights Agreement is included to provide you with a summary of its provisions. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Tender Offer and Consent Solicitation

As previously reported, on January 16, 2013 the Company launched a tender offer to purchase for cash any and all of its $204 million in aggregate principal amount of outstanding 8% notes due 2015 (“2015 Notes”). Concurrently with the tender offer, the Company also solicited consents from the holders of the 2015 Notes to eliminate substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and certain conditions to legal defeasance or covenant defeasance in the indenture governing the 2015 Notes dated as of December 8, 2005 (as amended and supplemented the “2015 Notes Indenture”). The tender offer and consent solicitation were conducted upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 16, 2013, and in the related Letter of Transmittal and Consent. The consent deadline was 5:00 p.m., New York City time, on January 30, 2013.

On January 31, 2013, The Company accepted tenders for approximately $143,110,000 in aggregate principal amount of outstanding 2015 Notes in connection with the early acceptance date of the tender offer. The holders of the accepted notes received total consideration of $1,017.08 per $1,000 principal amount of notes tendered, which included a $10.00 consent payment per $1,000 principal amount of notes tendered. The total cash payment to purchase the tendered 2015 Notes, including accrued and unpaid interest, was approximately $147,462,452, which the Company obtained from the closing of the private offering of the Notes described above.

Tendering holders of 2015 Notes also delivered the requisite consents authorizing the Company to eliminate substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and certain conditions to legal defeasance or covenant defeasance in the 2015 Notes Indenture. These consents authorized entry into a supplemental indenture which reflects these amendments (the “Supplemental Indenture”). On January 31, 2013, the Supplemental Indenture among the Company, the Guarantors and the Trustee, was executed and became operative.

The foregoing description of the Supplemental Indenture is included to provide you with a summary of its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

Satisfaction and Discharge of the Indenture governing the 8% Senior Subordinated Notes due 2015

Simultaneously with the closing of the sale of the Notes and execution of the Supplemental Indenture, the Company called for redemption all of the remaining 2015 Notes that were not purchased on the early acceptance date of the tender offer in accordance with the redemption provisions of the 2015 Notes Indenture. See Item 2.04 of this Current Report on Form 8-K for more information about the redemption. In connection with the redemption, the Company satisfied and discharged its obligations under the 2015 Notes Indenture in accordance with the satisfaction and discharge provisions of the 2015 Notes Indenture by depositing with the Trustee sufficient funds to pay the redemption price, plus accrued and unpaid interest on the remaining outstanding 2015 Notes. As a result of the satisfaction and discharge of the 2015 Notes Indenture, the Company has been released from its remaining obligations under the 2015 Notes Indenture and the 2015 Notes.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Indenture is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 above is incorporated by reference into this Item 2.04.

On January 31, 2013, the Company called for redemption, pursuant to the 2015 Notes Indenture, the remaining $60,890,000 principal amount of 2015 Notes that were not purchased on the early acceptance date of the tender offer for the 2015 Notes. The redemption date for the remaining 2015 Notes will be March 4, 2013 (the “Redemption Date”). The 2015 Notes will be redeemed at a redemption price of 101.333% of the principal amount thereof plus accrued and unpaid interest, in accordance with the provisions of the 2015 Notes Indenture.

Item 8.01 Other Events

On January 31, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it completed the private offering of Notes.

On January 31, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing the early acceptance of tenders pursuant to the Company’s tender offer to purchase for cash any and all of its $204 million in aggregate principal amount of outstanding 2015 Notes.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits:

4.1	Indenture relative to the Company’s 6.25% Notes due 2021, dated as of January 31, 2013, among the Company, the Guarantors and the Trustee.

4.2	Supplemental Indenture relative to the Company’s 8% Notes due 2015, dated as of January 31, 2013, among the Company, the guarantors party thereto and the Trustee.

10.1	Registration Rights Agreement, dated as of January 31, 2013, among the Company, the Guarantors and J.P. Morgan Securities LLC., KeyBanc Capital Markets Inc., HSBC Securities (USA) Inc. and RBS Securities Inc., as initial purchasers of the Notes.

99.1	Press Release, dated January 31, 2013.

99.2	Press Release, dated January 31, 2013.

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signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2013

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Kenneth W. Smith
Name: Kenneth W. Smith
Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K

dated February 1, 2013

Gibraltar Industries, Inc.

4.1	Indenture relative to the Company’s 6.25% Notes due 2021, dated as of January 31, 2013, among the Company, the Guarantors and the Trustee.

4.2	Supplemental Indenture relative to the Company’s 8% Notes due 2015, dated as of January 31, 2013, among the Company, the guarantors party thereto and the Trustee.

10.1	Registration Rights Agreement, dated as of January 31, 2013, among the Company, the Guarantors and J.P. Morgan Securities LLC., KeyBanc Capital Markets Inc., HSBC Securities (USA) Inc. and RBS Securities Inc., as initial purchasers of the Notes.

99.1	Press Release, dated January 31, 2013.

99.2	Press Release, dated January 31, 2013.